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                                                                   Exhibit 10.6B

October 27, 1999



Mr. Graham G. Pattison
145 Baytech Drive
San Jose, CA  95134

Dear Graham:

This letter shall set forth the changes to the terms and conditions of your employment by Verilink Corporation set forth in the two letters to you from Verilink, dated March 22, 1999, and September 21, 1999. We have agreed as follows:

1. The bonus referred to in the attached September 21, 1999 letter in the amount of $300,000.00 will be paid on or before November 1, 1999, in recognition of the successful transition of Verilink's operations to its Huntsville location.

2. Verilink shall grant you an additional option to acquire 400,000 shares of its common stock on November 1, 1999. That option shall vest as to 25% of the shares on October 1, 2000, and at the rate of 1/48th of the shares at the end of each month thereafter.

3. The Housing assistance loan referred to in Paragraph 9 of the March 22, 1999 letter shall be modified as follows:

         a) You shall receive a housing assistance loan of $300,000, which shall be interest free. If you purchase a home in Alabama with the proceeds of that loan and subsequently sell that home for less, after deduction of all costs of sale, than its purchase price, the principal amount of the loan, will be correspondingly reduced. Verilink shall reimburse you for any tax liability incurred by you by reason of such reduction at the maximum applicable marginal tax rate. The loan shall be evidenced by a Promissory Note in the form attached hereto as Exhibit A.

         b) You shall receive an additional loan in the amount of $300,000. The outstanding principal balance of the loan will be repaid upon the earlier of (i) your leaving the Company for any reason, provided however, that, for purposes of this paragraph 3(b)(i) 25% of the loan will be forgiven for each full year that you remain employed by Verilink; or (ii) within one year after the value of your exercisable Verilink stock options exceeds $2,000,000 (fair market value of stock subject to exercisable options less total exercise price of such options). Interest shall be forgiven. Verilink shall reimburse you for any tax liability resulting from forgiveness of this loan at the maximum applicable marginal tax rate. This loan shall be evidenced by a Promissory Note in the form attached hereto as Exhibit B.




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Mr. Graham G. Pattison
October 27, 1999
Page 2


4. Verilink shall reimburse you for any tax liability incurred by you by reason of any payments made to you pursuant to Paragraph 7 of the March 22, 1999 letter at the maximum applicable tax rate.

5. In addition to the Housing loan described in Paragraph 3 above, for so long as you own two houses, Verilink shall reimburse you for real estate taxes, insurance, maintenance and similar costs associated with your Alabama house. To the extent not deductible by you, Verilink shall reimburse you for any tax liability associated with such payments at the maximum applicable marginal tax rate.

6. Paragraph 6 of the March 22, 1999 letter shall be modified to provide that after one year of employment, any termination of your employment by Verilink other than for cause shall entitle you to receive the benefits provided in the Verilink Change of Control Severance Benefits Agreement as if a change in control had preceded such termination.

7.       Paragraph 8 of the March 22, 1999 letter shall be deleted.

8. Except as set forth above, the terms of the letters of March 22, 1999 and September 21, 1999 shall remain in full force and effect.

Very truly yours,

VERILINK CORPORATION



By:      /s/ John C. Batty
   -----------------------------------------
         John C. Batty, CFO


I accept the foregoing offer:

         /s/ Graham G. Pattison
--------------------------------------------
         Graham G. Pattison

Date:             10/28/99
        ------------------------------------



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                                    EXHIBIT A

                                 PROMISSORY NOTE

$300,000.00                                              _________________, 1999



         FOR VALUE RECEIVED, the undersigned hereby promises to pay to Verilink Corporation ("Verilink") at Huntsville, Alabama, the principal amount of Three Hundred Thousand Dollars ($300,000.00). All principal due under this Note shall be paid on the earlier of (1) termination of the undersigned's employment by Verilink for cause, as defined in the undersigned's employment letter dated March 22, 1999; (2) ninety (90) days after the undersigned voluntarily terminates his employment by Verilink; (3) one year after the undersigned's employment by Verilink terminates for any reason not set forth in (1) or (2) above; or (4) ________________. Principal is payable in lawful money of the United States.

         This Note may be prepaid at any time, in whole or in part, without premium or penalty.

         If action should be instituted on this Note, the undersigned agrees to pay the holder, in addition to such amounts owed pursuant to this Note, all costs of collection, including a reasonable sum of attorney's fees.

         This Promissory Note is secured by a certain Deed of Trust and Assignment of Rents of even date herewith, encumbering certain real property owned by the undersigned in Alabama. The principal balance of this Note shall be reduced by the amount by which the net proceeds from the sale by the undersigned of such property after deduction of all costs of sale is less than its purchase price.

         This Promissory Note shall be governed by the laws of the State of Alabama.


                                        -----------------------------------
                                                Graham G. Pattison



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                                    EXHIBIT B

                                 PROMISSORY NOTE

$300,000.00                                              _________________, 1999



         FOR VALUE RECEIVED, the undersigned hereby promises to pay to Verilink Corporation ("Verilink") at Huntsville, Alabama, the principal amount of Three Hundred Thousand Dollars ($300,000.00). All principal due under this Note shall be paid on the earlier of (i) termination of the undersigned's employment by Verilink for any reason provided, however that for purposes of this paragraph
(i), the principal balance of this Note will be reduced by 25% each full year that the undersigned remains employed by Verilink; or (ii) within one (1) year after the value of the undersigned's exercisable Verilink stock options exceed $2,000,000 (fair market value of stock subject to exercisable options less total exercise price of such options). Interest shall be forgiven.

         This Note may be prepaid at any time, in whole or in part, without premium or penalty.

         If action should be instituted on this Note, the undersigned agrees to pay the holder, in addition to such amounts owed pursuant to this Note, all costs of collection, including a reasonable sum of attorney's fees.

         This Promissory Note shall be governed by the laws of the State of Alabama.


                                        -----------------------------------
                                                Graham G. Pattison